UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified in Its Charter)

BROADCOM LIMITED

BROADCOM CORPORATION

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Broadcom Issues Statement

SAN JOSE, Calif. – January 16, 2018 – Broadcom Limited (NASDAQ: AVGO) (“Broadcom”) today issued a statement in response to the announcement by Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm”) regarding its standalone approach.

Despite the clear customer and stockholder support for the value-maximizing transaction proposed by Broadcom, Qualcomm has refused to engage with Broadcom and has instead elected to remain a standalone company, which fails to address Qualcomm’s fundamental business challenges, including its ongoing disputes with customers and regulatory investigations in numerous jurisdictions.

Qualcomm management has repeatedly overpromised and under-delivered since the announcement of its “strategic realignment plan” in 2015, resulting in an inability to meet financial targets as well as deteriorating profitability and destruction of stockholder value. Qualcomm’s approach is a transparent attempt to sell a quick fix by the Qualcomm Board of Directors and management team and an obvious tactic to deny its own stockholders the opportunity to receive a compelling premium for their shares and significant upside potential in the combined company.

Based on the highly complementary nature of the businesses of the two companies, Broadcom’s extensive experience in completing complex, cross-border acquisitions and initial meetings with several relevant antitrust authorities, Broadcom remains very confident that the regulatory requirements necessary to complete a combination will be met in a timely manner and expects that the proposed transaction would be completed within approximately 12 months following the signing of a definitive agreement. It is important that Qualcomm engage with us so that Qualcomm stockholders can realize the significant value that Broadcom is offering.

On November 6, 2017, Broadcom proposed to acquire all of the outstanding shares of Qualcomm for per share consideration of $70.00 in cash and stock, consisting of $60.00 in cash and $10.00 in Broadcom shares. Broadcom’s offer represents a 28% premium over the closing price of Qualcomm’s common stock on November 2, 2017, the last unaffected trading day prior to media speculation regarding a potential transaction, and a premium of 33% to Qualcomm’s unaffected 30-day volume-weighted average price. The Broadcom proposal stands whether Qualcomm’s pending acquisition of NXP Semiconductors N.V. (“NXP”) is consummated on the currently disclosed terms of $110 per NXP share or is terminated.

On January 5, 2018, Broadcom filed definitive proxy materials in connection with its solicitation of proxies to elect 11 independent, highly qualified nominees to the Qualcomm Board of Directors at Qualcomm’s 2018 Annual Meeting of Stockholders, scheduled for March 6, 2018.

Moelis & Company LLC, Citi, Deutsche Bank, J.P. Morgan, BofA Merrill Lynch, Morgan Stanley and Wells Fargo Securities are acting as financial advisors to Broadcom. Wachtell, Lipton, Rosen & Katz and Latham & Watkins LLP are acting as legal counsel.

More information regarding Broadcom’s proposal for Qualcomm can be found by visiting www.AVGO-QCOM.com.

About Broadcom Limited

Broadcom Limited (NASDAQ:AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the proposed transaction involving Broadcom and Qualcomm and the expected benefits of the proposed transaction, (ii) the expected benefits of acquisitions, (iii) our plans, objectives and intentions with respect to future operations and products, (iv) our competitive position and opportunities, (v) the impact of acquisitions on the market for our products, and (vi) other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict”, “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with our proposal to acquire Qualcomm, including: (i) uncertainty regarding the ultimate outcome or terms of any possible transaction between Broadcom and Qualcomm, including as to whether Qualcomm will cooperate with us regarding the proposed transaction, (ii) the effects of the announcement of the proposed transaction on the ability of Broadcom and Qualcomm to retain customers, to retain and hire key personnel and to maintain favorable relationships with suppliers or customers, (iii) the timing of the proposed transaction, (iv) the ability to obtain regulatory approvals and satisfy other closing conditions to the completion of the proposed transaction (including shareholders approvals), and (v) other risks related to the completion of the proposed transaction and actions related thereto; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in our operating results; global economic conditions and concerns; our proposed redomiciliation of our ultimate parent company to the United States; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; cyclicality in the semiconductor industry or in our target markets; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Broadcom has made for an acquisition of Qualcomm and Broadcom’s intention to solicit proxies for the election of Broadcom nominees to the Qualcomm Board and certain other proposals at Qualcomm’s 2018 annual meeting of stockholders. Broadcom has filed a preliminary proxy statement on Schedule 14A with the SEC on December 11, 2017 in connection with the solicitation of proxies for Qualcomm’s 2018 annual meeting of stockholders. Broadcom expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for Qualcomm’s 2018 annual meeting of stockholders and may file other proxy solicitation materials in connection therewith.

In addition, in furtherance of the acquisition proposal and subject to future developments, Broadcom (and, if a negotiated transaction is agreed, Qualcomm) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Broadcom and/or Qualcomm may file with the SEC in connection with the proposed transaction.

Investors and security holders of Broadcom and Qualcomm are urged to read the proxy statement(s), registration statement(s), tender offer statement(s), prospectus(es) and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction and solicitation. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of Broadcom and/or Qualcomm, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation

Broadcom, certain of its subsidiaries, its directors and executive officers, other members of management and employees and the nominees described above may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction, including with respect to Qualcomm’s 2018 annual meeting of stockholders. You can find information about Broadcom’s executive officers and directors in Broadcom’s definitive proxy statement filed with the SEC on February 17, 2017. Information about the Broadcom nominees is included in the preliminary proxy statement that Broadcom has filed with the SEC and will be included in the definitive proxy statement that Broadcom intends to file with the SEC. Additional information regarding the interests of such potential participants is included or will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed or to be filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Investors:

Ashish Saran

Broadcom Limited

Investor Relations

408-433-8000

investor.relations@broadcom.com

Or

Tom Germinario / Rick Grubaugh

D.F. King & Co., Inc.

212-269-5550

Media:

Joele Frank / Steve Frankel / Andi Rose

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449